Exhibit 99.1

Service Corporation International Announces Pricing of Private
Offerings of $400 Million of Unsecured Senior Notes

HOUSTON, March 28 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), a provider of deathcare products and services, announced today the pricing of its previously announced private placement offerings of $400 million aggregate principal amount of unsecured senior notes, consisting of $200 million aggregate principal amount of Senior Notes due 2015 and $200 million aggregate principal amount of Senior Notes due 2027. The 2015 Notes will bear interest at 6.75% per year and were priced at 99.583% of par. The 2027 Notes will bear interest at 7.50% per year and were priced at par. The aggregate proceeds from the offerings, net of initial purchasers’ discounts and offering expenses, will be used, together with available cash, to retire SCI’s 6.50% Notes due 2008 and 7.70% Notes due 2009. The offerings are expected to close on April 9, 2007.

The notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The notes will not initially be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets, and our ability to successfully complete these proposed offerings on favorable terms.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2006 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At December 31, 2006 we owned and operated more than 1,600 funeral homes and 400 cemeteries (of which over 230 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia and Puerto Rico. Through our businesses, we market the Dignity Memorial(R) brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com . For more information about Dignity Memorial(R), please visit http://dignitymemorial.com .

          For additional information contact:

          Investors: Debbie Young - Director / Investor Relations
          (713) 525-9088

          Media: Greg Bolton - Director / Corporate Communications
          (713) 525-5235

SOURCE  Service Corporation International
          -0-                                                  03/28/2007
          /CONTACT:  investors, Debbie Young - Director - Investor Relations, +1-713-525-9088, or media, Greg Bolton - Director - Corporate Communications, +1-713-525-5235, both of Service Corporation International/
          /Web site:  http://www.sci-corp.com
                            http://dignitymemorial.com /
          (SCI)